EXHIBIT 10.9

LICENSE AGREEMENT

This LICENSE AGREEMENT (“Agreement”) dated as of December 31, 2007 is entered into by and among Trian Fund Management, L.P., a Delaware limited partnership (“Licensor”), Trian Acquisition I Corp., a Delaware corporation (“Trian Acquisition”), and Trian Acquisition I, LLC, a Delaware limited liability company (“Trian Acquisition LLC” and, together with Trian Acquisition, “Licensees”) (each of the Licensor and each Licensee a “Party” and collectively, the “Parties”).

WHEREAS, Licensor is the owner of the service mark, corporate and trade name “Trian” and the logo associated therewith (the “Mark”);

WHEREAS, Trian Acquisition is a newly-organized special purpose acquisition company formed for the purpose of effecting a business combination and Trian Acquisition LLC is a newly-formed limited liability company formed for the purpose of investing in Trian Acquisition (such businesses, the “Licensee Businesses”); and

WHEREAS, Licensees desire to use the Mark in connection with the operation of their businesses in the United States, and Licensor is willing to permit Licensees to use the Mark, subject to the terms and conditions herein;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
GRANT OF RIGHTS

Subject to the terms and conditions herein, Licensor hereby grants to Licensees a paid-up, non-exclusive, non-transferable right and license, in all of its right, title and interest, to use the Mark in the United States in connection with the Licensee Businesses, solely as part of the entity names “Trian Acquisition I Corp.” and “Trian Acquisition I, LLC” as a whole (the “Corporate Names”) and as a trade name or domain name. Licensees may not use the Mark standing alone, use any variation, derivative or stylization of the Corporate Names, or use the Mark in connection or combination with any other name, term or logo (either of their own or a third party) other than as part of the Corporate Names. Licensor acknowledges that Licensees may make investments or have shareholders or members outside the United States, and any implied “use” of the Corporate Names due to this fact shall not violate this Agreement, but is subject to Article VII. All rights not expressly granted to Licensees in this Article I are reserved to Licensor.

ARTICLE II
OWNERSHIP

The Parties agree that Licensor is the sole owner of the Mark. Licensees agree not to directly or indirectly challenge or contest the validity of, or Licensor’s rights in, the Mark (and the associated goodwill), including without limitation, in connection with any third-party claim, allegation, action, demand, proceeding or suit regarding enforcement of this Agreement. The Parties intend that any and all goodwill in the Mark arising from Licensees’ use of the Corporate Names shall inure solely to the benefit of the Licensor. Notwithstanding the foregoing, in the event that either Licensee is deemed to own any rights in the Mark (or the Mark’s portion of its Corporate Name), such Licensee hereby assigns such rights to Licensor.

ARTICLE III
USE OF THE MARKS

Section 3.1. Licensees agree to maintain and preserve the quality of the Mark, and to use the Corporate Names in good faith and in a dignified manner, in a manner consistent with Licensor’s high standards of and reputation for quality, and in accordance with good trademark practice wherever the Corporate Names are used. Licensees shall not take any action that could be detrimental to the Mark, the Corporate Names or their associated goodwill. If Licensor decides in its sole discretion to register the Mark or the Corporate Names, Licensees agree to affix all such trademark notices as may be requested by Licensor or required under applicable laws.

Section 3.2. Upon request by Licensor, Licensees shall furnish to Licensor representative samples of all advertising and promotional materials in any media that are used in connection with the Corporate Names. Licensees shall make any changes to such materials that Licensor requests to comply with Section 3.1, or to preserve the validity of, or Licensor’s rights in, the Mark.

Section 3.3. Licensees shall, at their sole expense, comply at all times with all applicable laws, regulations, stock exchange and other rules and reputable industry practice pertaining to the Licensee Businesses and the use of the Corporate Names.

ARTICLE IV
TERMINATION

Section 4.1. The term of this Agreement commences on the date hereof and continues until the earlier of (i) consummation by Trian Acquisition of a business combination in accordance with the terms of its Registration Statement on Form S-1 (File No. 333-147094), as amended, or (ii) liquidation of Trian Acquisition in accordance with the terms of its certificate of incorporation, as amended and restated, in each case, unless otherwise terminated pursuant to the other provisions of this Article IV.

Section 4.2. If Licensor materially breaches one or more of its obligations hereunder, either Licensee may terminate this Agreement, effective upon written notice, if Licensor does not cure such breach within 30 days of written notice thereof (or any mutually-agreed extension). If either Licensee materially breaches one or more of its obligations hereunder, Licensor may terminate this Agreement solely with respect to the breaching Licensee, effective upon written notice, if such Licensee does not cure such breach within 30 days of written notice thereof (or any mutually-agreed extension). In addition, Licensor may terminate this Agreement solely with respect to the breaching Licensee immediately, effective upon written notice, if either Licensee violates Article VII.

Section 4.3. Licensor may terminate this Agreement with respect to either Licensee if an affiliate of Licensor is no longer a director, officer, key employee or beneficial owner of in excess of 10% of the outstanding equity interests of such Licensee.

Section 4.4. Licensor has the right to terminate this Agreement with respect to either Licensee immediately upon written notice to such Licensee if (i) such Licensee makes an assignment for the benefit of creditors, (ii) such Licensee admits in writing its inability to pay debts as they mature, (iii) a trustee or receiver is appointed for a substantial part of such Licensee’s assets or (iv) a proceeding in bankruptcy is instituted against such Licensee which is acquiesced in, is not dismissed within 60 days, or results in an adjudication of bankruptcy.

Section 4.5. If an event described in Article V occurs, Licensor shall have the right, in addition to its other rights and remedies, to suspend a Licensee’s rights regarding the Corporate Names while such Licensee attempts to remedy the situation.

Section 4.6. Upon termination of this Agreement for any reason, (i) Licensees shall immediately cease all use of the Corporate Names (except for limited transitional use, for a period of 30 days if Licensor consents), (ii) the Parties shall cooperate so as to best preserve the value of the Corporate Names and (iii) Sections 6.4, 6.5, 6.6 and 6.7 shall survive any such event.

ARTICLE V
INFRINGEMENT, PROTECTION AND QUALITY CONTROL

Section 5.1. Licensees agree to notify Licensor promptly after a Licensee becomes aware of any actual or threatened infringement, imitation, dilution, misappropriation or other unauthorized use or conduct in derogation (“Infringement”) of the Mark. Licensor shall have the sole right to bring any action to remedy the foregoing (or to refrain from taking any action in its sole discretion), and Licensees shall cooperate with Licensor in the same, at Licensor’s expense.

Section 5.2. Licensees shall, at their expense, cooperate fully and in good faith with Licensor for the purpose of securing, preserving and protecting Licensor’s rights in and to the Mark. At the request of Licensor, and at each Licensee’s expense, Licensees shall execute and deliver to Licensor any and all documents and do all other acts and things that Licensor deems necessary or appropriate to make fully effective or to implement the provisions of this

Agreement relating to the ownership, registration, maintenance or renewal of the Mark. Licensees hereby appoint Licensor and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with irrevocable power and authority in place and stead of Licensees and in the name of Licensees or in its own name, for the purposes of carrying out the terms of this Agreement with respect to the Mark. Licensor shall have sole control and discretion over the prosecution and maintenance of the Mark and shall take or refrain from taking all actions it deems necessary and/or reasonable to protect the Mark.

Section 5.3. Licensees acknowledge that all services provided under the Mark pursuant to the terms of this Agreement must be of sufficiently high quality to protect the Mark and the goodwill symbolized thereby. In order to preserve the inherent value of the Mark, Licensees shall ensure that they maintain the quality of the Licensee Businesses and the operation thereof at least equal to the standards prevailing in the operation of Licensor’s business and the Licensee Businesses as of the date of this Agreement. Licensees further agree to use the Mark in accordance with such quality standards as may be reasonably established by Licensor and communicated to Licensees from time to time in writing, or as may be agreed to by Licensor and Licensees from time to time in writing. Licensees shall obtain Licensor’s prior written approval over the style and manner in which the Mark is used and shall use the Mark only in a style and manner commensurate with the current standards and reputation for quality associated with the Mark. Upon Licensor’s request, Licensees shall submit to Licensor, for Licensor’s review, a representative number of samples of materials used by Licensees bearing the Mark. If Licensor requests any modifications to such materials, Licensees shall make all such modifications specified by Licensor within a reasonable period of time thereafter and shall provide Licensor with samples of such materials for Licensor’s review. Licensees agree not to register in any jurisdiction any trademark or service mark that could reasonably be deemed to resemble or be confusingly similar to the Mark or that could reasonably be deemed to dilute the Mark, including without limitation any trademark or service mark that incorporates the Mark.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

Section 6.1. Licensor represents and warrants to Licensees that:

(a) This Agreement is a legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

(b) Licensor is not subject to any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that would or might interfere with its performance of any of its material obligations hereunder; and

(c) Licensor has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

Section 6.2. Each Licensee represents and warrants to Licensor that:

(a) This Agreement is a legal, valid and binding obligation of such Licensee, enforceable against such Licensee in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

(b) It is not subject to any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that would or might interfere with its performance of any of its material obligations hereunder; and

(c) It has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

Section 6.3. Except as expressly set forth in Section 6.4, Licensor makes no representations or warranties, express or implied, with respect to this Agreement, the Mark or the Corporate Names, and expressly disclaims all such representations and warranties, including any with respect to title, non-infringement, merchantability, value, reliability or fitness for use. Licensees’ use of the Mark and the Corporate Names is on an “as is” basis and is at Licensees’ own risk (i) outside the United States and (ii) except as expressly set forth herein, within the United States.

Section 6.4. Licensor will defend at Licensor’s expense, indemnify and hold harmless Licensees and their affiliates and respective directors, officers, employees, agents and representatives (“Related Parties”) from any loss, liability, damage, award, settlement, judgment, fee, cost or expense (including reasonable attorneys’ fees and costs of suit) (“Losses”) arising out of or relating to (i) any breach by Licensor of this Agreement or its warranties, representations, covenants and undertakings hereunder or (ii) any third-party action against any Related Party that arises out of or relates to any claim that Licensees’ use of the Corporate Names as expressly authorized hereunder infringes the rights of a third party within the United States.

Section 6.5. Each Licensee will severally and not jointly defend at such Licensee’s expense, indemnify and hold harmless Licensor and its affiliates and their respective Related Parties from any Losses arising out of or relating to any third-party action against any of them that arises out of or relates to (i) any breach by such Licensee of this Agreement or its warranties, representations, covenants and undertakings hereunder; (ii) such Licensee’s operation of the Licensee Businesses; or (iii) any claim that such Licensee’s use of the Corporate Names, other than as explicitly authorized by this Agreement, infringes the rights of a third party anywhere in the world.

Section 6.6. The indemnified Party will promptly notify the indemnifying Party in writing of any indemnifiable claim and promptly tender its defense to the indemnifying Party. Any delay in such notice will not relieve the indemnifying Party from its obligations to the extent it is not prejudiced thereby. The indemnified Party will cooperate with the indemnifying Party at the indemnifying Party’s expense. The indemnifying Party may not settle any indemnified claim in a manner that adversely affects the indemnified Party without its consent (which shall not be unreasonably withheld or delayed). The indemnified Party may participate in its defense with counsel of its own choice at its own expense.

Section 6.7. No Party will be liable to another Party for special, indirect, consequential, exemplary, punitive or incidental damages (including lost profits or goodwill, business interruption and the like) relating to this Agreement, even if it has been advised of the possibility of such damages.

ARTICLE VII
ASSIGNMENTS

Licensees may not assign, sublicense, pledge, mortgage or otherwise encumber this Agreement or its right to use the Mark or the Corporate Names, in whole or in part, without the prior written consent of Licensor in its sole discretion. For the avoidance of doubt, a change of control of a Licensee shall be deemed an “assignment” requiring such consent, regardless of whether such Licensee is the surviving entity. Pursuant to 11 U.S. 365(c)(1)(A) (as it may be amended from time to time, and including any successor to such provision), in the event of bankruptcy of a Licensee, this Agreement may not be assigned or assumed by such Licensee (or any successor thereto) and Licensor shall be excused from rendering performance to, or accepting performance from, such Licensee or any successor thereto. Licensees acknowledge that their identity is a material condition that induced Licensor to enter into this Agreement. Any attempted action in violation of the foregoing shall be null and void ab initio and of no force or effect, and shall result in immediate termination of this Agreement. For purposes of this agreement, the term “change of control” means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of a Licensee, taken as a whole, to any Person other than, in the case of Trian Acquisition LLC, an affiliate of Licensor; or (ii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than Licensor and its affiliates, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the voting capital interests of a Licensee. For purposes of this Agreement, the term “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing. For the avoidance of doubt, Licensor may assign its rights and obligations under the agreement without the consent of either Licensee.

ARTICLE VIII
MISCELLANEOUS

Section 8.1. Notices. All notices hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or nationally recognized overnight courier service or facsimile with delivery confirmed to the following addresses (or at such other addresses as shall be specified by like notice) and will be deemed given on the date received:

LICENSOR:

Trian Fund Management, L.P.
280 Park Avenue, 41st Floor
New York, NY 10017
Attention: General Counsel
Facsimile: (212) 451-3134

LICENSEES:

Trian Acquisition I Corp.
280 Park Avenue, 41st Floor
New York, NY 10017
Attention: Chief Legal Officer
Facsimile: (212) 451-3216

Trian Acquisition I, LLC
280 Park Avenue, 41st Floor
New York, NY 10017
Attention: Edward P. Garden
Facsimile: (212) 451-3024

Section 8.2. Further Assurances. Licensor and Licensees agree to execute such further documentation and perform such further actions, including the recordation of such documentation with appropriate authorities, as may be reasonably requested by the other Party hereto to evidence and effectuate further the purposes and intents set forth in this Agreement.

Section 8.3. Entire Agreement/Construction. This Agreement shall constitute the entire agreement among the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

Section 8.4. Amendments. This Agreement, including this provision of this Agreement, may not be modified or amended except by an agreement in writing signed by each of the Parties hereto.

Section 8.5. Cumulative Rights; Waiver. All rights and remedies that Licensor or Licensees may have hereunder or by operation of law are cumulative, and the pursuit of one right or remedy shall not be deemed an election to waive or renounce any other right or remedy. The failure of Licensor or Licensees to require strict performance by the other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.

Section 8.6. Severability. The Parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision. The unenforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. If any term or provision of this Agreement (or the application thereof to any Party or set of circumstances) shall be held invalid or unenforceable in any jurisdiction and to any extent, it shall be ineffective only to the extent of such invalidity or unenforceability and shall not invalidate or render unenforceable any other terms or provisions of this Agreement (or such applicability thereof). In such event, the Parties shall negotiate in good faith a valid, enforceable, applicable substitute provision that attempts as closely as possible to achieve the intended purpose of the previous term or provision and has an effect as comparable as possible on the Parties’ respective positions.

Section 8.7. Governing Law/Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely in the State of New York. The Parties agree, for the purposes of any action arising out of or related to this Agreement, to commence any such action solely in the state or federal courts located in the State of New York, Borough of Manhattan.

Section 8.8. Construction. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed as if drafted jointly by the Parties.

Section 8.9. Separate Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, effective as of the date first above written.

TRIAN FUND MANAGEMENT, L.P.

By:	Trian Fund Management GP, LLC,
Its General Partner

By:	/s/ EDWARD P. GARDEN
	Name:	Edward P. Garden
	Title:	Member

TRIAN ACQUISITION I CORP.

By:	/s/ EDWARD P. GARDEN
	Name:	Edward P. Garden
	Title:	President, Chief Executive Officer and
Director

TRIAN ACQUISITION I, LLC

By:	/s/ EDWARD P. GARDEN
	Name:	Edward P. Garden
	Title:	Member